                         SEVENTH SUPPLEMENTAL INDENTURE

         SEVENTH SUPPLEMENTAL INDENTURE, dated as of December 29, 2004 (the
"SEVENTH SUPPLEMENTAL INDENTURE"), among Armor Holdings, Inc., a Delaware corporation (the "COMPANY"), the subsidiary guarantors listed as signatories to the Indenture as defined below (collectively, the "INITIAL SUBSIDIARY
GUARANTORS"), the subsidiary guarantors listed on Exhibit A attached hereto (the
"ADDITIONAL SUBSIDIARY GUARANTORS"), the subsidiary guarantors listed on Exhibit
B attached hereto (the "NEW SUBSIDIARY GUARANTORS"), and Wachovia Bank, National
Association, a national banking association, as trustee (the "TRUSTEE").

                                   WITNESSETH

         WHEREAS, the Company has issued its 8 1/4% Senior Subordinated Notes due 2013 (the "NOTES") in the aggregate principal amount of $150,000,000 under and pursuant to the Indenture dated as of August 12, 2003, among the Company, the Initial Subsidiary Guarantors and the Trustee (the "INDENTURE");

         WHEREAS, pursuant to the terms of the Indenture, the Indenture has been supplemented by the First Supplemental Indenture, dated as of September 30, 2003
(the "FIRST SUPPLEMENTAL INDENTURE"), among the Company, the Initial Subsidiary
Guarantors, the Discontinued Domestic Subsidiaries listed in Schedule I to the
First Supplemental Indenture and the Trustee; the Second Supplemental Indenture,
dated as of December 9, 2003 (the "SECOND SUPPLEMENTAL INDENTURE"), among the
Company, the Initial Subsidiary Guarantors, certain of the Discontinued Domestic
Subsidiaries, AHI Bulletproof Acquisition Corp., an Arizona corporation, Armor
Holdings Aerospace & Defense, Inc., (f/k/a AHI Bulletproof Acquisition Corp.,) a
Delaware corporation, the subsidiary guarantors listed on Exhibit A attached thereto and the Trustee; the Third Supplemental Indenture, dated as of December
24, 2003 (the "THIRD SUPPLEMENTAL INDENTURE"), among the Company, the Initial
Subsidiary Guarantors, Hatch Imports, Inc., a California corporation, the subsidiary guarantors listed on Exhibit A attached thereto and the Trustee; the
Fourth Supplemental Indenture, dated as of March 24, 2004 (the "FOURTH
SUPPLEMENTAL INDENTURE"), among the Company, the Initial Subsidiary Guarantors, the subsidiary guarantors listed on Exhibit A attached thereto, ODV Holdings
Corp., a Delaware corporation, and the Trustee, the Fifth Supplemental
Indenture, dated as of August 16, 2004 (the "FIFTH SUPPLEMENTAL INDENTURE"),
among the Company, the Initial Subsidiary Guarantors, the subsidiary guarantors listed on Exhibit A attached thereto, Kleen Bore, Inc., a Massachusetts corporation, and the Trustee, and the Sixth Supplemental Indenture, dated as of
September 24, 2004 (the "SIXTH SUPPLEMENTAL INDENTURE"), among the Company, the
Initial Subsidiary Guarantors, the subsidiary guarantors listed on Exhibit A attached thereto, Armor Holdings Aircraft, LLC., a Delaware limited liability company, and the Trustee.

         WHEREAS, pursuant to Section 4.20(C) of the Indenture, the Company and
the Trustee entered into a Release dated as of November 26, 2003 under which certain of the Discontinued Domestic Subsidiaries were released and discharged from their Subsidiary Guarantees and their obligations under the Indenture and the Registration Rights Agreement;

         WHEREAS, pursuant to Section 4.22 of the Indenture, the Company is required to cause the New Subsidiary Guarantors to execute and deliver to the
Trustee this Seventh Supplemental Indenture pursuant to which the New Subsidiary
Guarantors shall become bound by the provisions of the Indenture as Subsidiary
Guarantors;

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Seventh Supplemental Indenture; and

         WHEREAS, all things necessary for the execution of this Seventh
Supplemental Indenture and to make this Seventh Supplemental Indenture a valid and binding agreement of the parties hereto have been done.

         NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Company, the Initial Subsidiary Guarantors, the Additional Subsidiary
Guarantors, the New Subsidiary Guarantors and the Trustee, such parties hereby agree for the benefit of each other and the equal and ratable benefit of the
Holders of the Notes as follows:

                  Section 1.        Definitions.

                  Unless otherwise stated or unless the context shall otherwise require, all capitalized terms used in this Seventh Supplemental Indenture shall be given the same meanings as such terms are defined in the Indenture, the First
Supplemental Indenture, the Second Supplemental Indenture, Third Supplemental
Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture,
or the Sixth Supplemental Indenture as the case may be.

                  Section 2.        Subsidiary Guarantee.

                  (a) By execution and delivery of this Seventh Supplemental
Indenture, each of the New Subsidiary Guarantors hereby agrees to become a
Subsidiary Guarantor pursuant to the Indenture and to assume all obligations of the Subsidiary Guarantors under the Indenture (including without limitation, the
Subsidiary Guarantee as defined in the Indenture) and the Notes, in each case, in accordance with the terms thereof.

                  (b) Each of the New Subsidiary Guarantors hereby agrees that its execution and delivery of this Seventh Supplemental Indenture shall evidence its Subsidiary Guarantee as set forth in Section 11.01 of the Indenture without the need for any further notation on the Notes and the delivery and authentication of any Note by the Trustee under the Indenture, including any
Note authenticated and delivered on or prior to the date of this Seventh
Supplemental Indenture, shall constitute due delivery of the Subsidiary
Guarantee set forth in this Seventh Supplemental Indenture on behalf of the New
Subsidiary Guarantors. Each of the Initial Subsidiary Guarantors and the
Additional Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 of the Indenture shall remain in full force and effect.

                  Section 3.        Effectiveness and Validity.

                  (a) This Seventh Supplemental Indenture shall become effective on the date first written above. The Indenture, as supplemented by the First
Supplemental Indenture, the Second Supplemental Indenture, the Third
Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth
Supplemental Indenture, the Sixth Supplemental Indenture, and this Seventh
Supplemental Indenture are in all respects ratified and confirmed hereby.
Following the effectiveness hereof, the Indenture, the First Supplemental
Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture,
the Fourth Supplemental Indenture the Fifth Supplemental Indenture, and the
Sixth Supplemental Indenture shall be deemed supplemented in accordance herewith, and this Seventh Supplemental Indenture shall form a part of the
Indenture as supplemented by the First Supplemental Indenture, the Second
Supplemental Indenture, the Third Supplemental Indenture, the Fourth
Supplemental Indenture, the Fifth Supplemental Indenture, and the Sixth
Supplemental Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture as supplemented by the
First Supplemental Indenture, the Second Supplemental Indenture, the Third
Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth
Supplemental Indenture, the Sixth Supplemental and the Seventh Supplemental
Indenture shall be entitled to the benefit thereof and hereof and be bound thereby and hereby.

                  (b) If an Officer of a Subsidiary Guarantor whose signature is on the Indenture, the First Supplemental Indenture, the Second Supplemental
Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture,
the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, or this
Seventh Supplemental Indenture no longer holds that office at the time the
Trustee authenticates such Notes or at any time thereafter, such Subsidiary
Guarantor's Subsidiary Guarantee shall be valid nevertheless.

                  Section 4.        Solvency; No Fraudulent Transfer or
Conveyance.

                  Each of the New Subsidiary Guarantors, for the benefit of each
Holder, confirms that it is a solvent corporation, limited liability company, or other entity and that the granting of the Subsidiary Guarantee is not made with the purpose of defrauding any of its current creditors. Each of the Company and the New Subsidiary Guarantors confirms that the Subsidiary Guarantee given by each of the New Subsidiary Guarantors does not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform
Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar
Federal or state law.

                  Section 5.        No Personal Liability of Directors,
Officers, Employees and Stockholders.

                  No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the
Indenture, the First Supplemental Indenture, the Second Supplemental Indenture,
the Third Supplemental Indenture, the Fourth Supplemental

Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture or
this Seventh Supplemental Indenture, the Subsidiary Guarantees, the Registration
Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. The acceptance of a Note by each Holder of Notes is deemed to be a waiver and release of all such liability. This waiver and release are part of the consideration for issuance of the Subsidiary Guarantee set forth in and evidenced by this Seventh Supplemental Indenture.

                  Section 6.        Governing Law.

                  THIS SEVENTH SUPPLEMENTAL INDENTURE AND THE NOTES AND THE
SUBSDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW
PRINCIPLES.

                  Section 7.        Successors.

                  All agreements of the Company and the Subsidiary Guarantors in the Indenture, the First Supplemental Indenture, the Second Supplemental
Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture,
the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, this Seventh
Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Seventh Supplemental Indenture shall bind its successors.

                  Section 8.        Duplicate Originals.

                  The parties may sign any number of copies of this Seventh
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

                  Section 9.        Severability.

                  In case any provision in this Seventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Indenture, the First
Supplemental Indenture, the Second Supplemental Indenture, the Third
Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth
Supplemental Indenture, the Sixth Supplemental Indenture, this Seventh
Supplemental Indenture and the Notes shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                  Section 10.       Headings.

                  The headings of the sections of this Seventh Supplemental
Indenture have been inserted for convenience of reference only, are not to be considered a part of this Seventh Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                  Section 11.       Trustee.

                  The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Subsidiary Guarantors and not of the Trustee.

                                     SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed as of the date first written above.

                                     ARMOR HOLDINGS, INC.,
                                       a Delaware corporation

                                     By: /s/ Philip A. Baratelli
                                        ----------------------------------------
                                        Name:  Philip A. Baratelli
                                        Title: Corporate Controller, Treasurer
                                               and Secretary

                                     WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          as Trustee

                                     By: /s/ Stephanie Moore
                                        ----------------------------------------
                                        Name:  Stephanie Moore
                                        Title: Assistant Vice President

                               AS SUBSIDIARY GUARANTORS:

                               911EP, INC.
                               AHI PROPERTIES I, INC.
                               ARMOR ACCESSORIES, INC.
                               ARMOR BRANDS, INC.
                               ARMORGROUP SERVICES, LLC
                               ARMOR HOLDINGS GP, LLC
                               ARMOR HOLDINGS LP, LLC
                               ARMOR HOLDINGS FORENSICS, L.L.C.
                               ARMOR HOLDINGS PRODUCTS, L.L.C.
                               ARMOR HOLDINGS PROPERTIES, INC.
                               ARMOR HOLDINGS MOBILE SECURITY, L.L.C.
                               ARMOR SAFETY PRODUCTS COMPANY
                               B-SQUARE, INC.
                               BREAK-FREE, INC.
                               CASCO INTERNATIONAL, INC.
                               CDR INTERNATIONAL, INC.
                               DEFENSE TECHNOLOGY CORPORATION OF AMERICA
                               HATCH IMPORTS, INC.
                               IDENTICATOR, INC.
                               KLEEN BORE, INC.
                               MONADNOCK LIFETIME PRODUCTS, INC.,
                                 a Delaware corporation
                               MONADNOCK LIFETIME PRODUCTS, INC.
                                 a New Hampshire corporation
                               MONADNOCK POLICE TRAINING COUNCIL, INC.
                               NEW TECHNOLOGIES ARMOR, INC.
                               ODV HOLDINGS CORP.
                               O'GARA-HESS & EISENHARDT ARMORING COMPANY, L.L.C.
                               PRO-TECH ARMORED PRODUCTS OF MASSACHUSETTS, INC.
                               RAMTECH DEVELOPMENT CORP.
                               SAFARILAND GOVERNMENT SALES, INC.
                               SAFARI LAND LTD., INC.
                               SPEEDFEED ACQUISITION CORP.
                               THE O'GARA COMPANY

                               By: /s/ Philip A. Baratelli
                                  ----------------------------------------------
                                  Name: Philip A. Baratelli
                                  Title: Vice President

                              NAP PROPERTIES, LTD.

                              By:  NAP PROPERTY MANAGERS LLC, its
                                   General Partner

                              By:  ARMOR HOLDINGS PROPERTIES, INC., its
                                   Managing Member

                              By: /s/ Philip A. Baratelli
                                 -----------------------------------------------
                                 Name: Philip A. Baratelli
                                 Title: Vice President

                              NAP PROPERTY MANAGERS, LLC

                              By:  ARMOR HOLDINGS PROPERTIES, INC., its
                                   Managing Member

                              By: /s/ Philip A. Baratelli
                                 --------------------------------------------
                                 Name: Philip A. Baratelli
                                 Title: Vice President

                              ARMOR HOLDINGS PAYROLL SERVICES, LLC

                              By: /s/ Philip A. Baratelli
                                 --------------------------------------------
                                 Name: Philip A. Baratelli
                                 Title: Manager

                             ARMOR HOLDINGS AEROSPACE & DEFENSE, INC.
                               (F/K/A AHI BULLETPROOF ACQUISITION CORP.)
                             INTERNATIONAL CENTER FOR SAFETY EDUCATION, INC.
                             SIMULA, INC.
                             SIMULA AEROSPACE & DEFENSE GROUP, INC.
                             SIMULA POLYMER SYSTEMS, INC.
                             SIMULA TECHNOLOGIES, INC.

                             By: /s/ Glenn J. Heiar
                                --------------------------------------------
                                Name: Glenn J. Heiar
                                Title: Chief Financial Officer, Treasurer
                                       and Secretary

                            ARMOR HOLDINGS AIRCRAFT, LLC

                             By: /s/ Glenn J. Heiar
                                --------------------------------------------
                                Name: Glenn J. Heiar
                                Title: Manager

                             AS NEW SUBSIDIARY GUARANTORS:

                             ARMOR HOLDINGS GOVERNMENTAL
                                 RELATIONS, LLC

                            By: /s/ Philip A. Baratelli
                               ---------------------------------------------
                               Name: Philip A. Baratelli
                               Title: Assistant Secretary

                             ARMOR HOLDINGS INFORMATION
                              TECHNOLOGIES, L.L.C.

                             By: /s/ Philip A. Baratelli
                                ---------------------------------------------
                                Name: Philip A. Baratelli
                                Title: President

                                       10

                                    MT. COBB SPECIALTY, INC. PENN
                                    FIBRE & SPECIALTY COMPANY
                                         OF DELAWARE, INC.
                                    PFS SALES COMPANY
                                    THE SPECIALTY GROUP, INC.
                                    SPECIALTY DEFENSE SYSTEMS OF
                                         DELAWARE, INC.
                                    SPECIALTY DEFENSE SYSTEMS OF
                                         KENTUCKY, INC.
                                    SPECIALTY DEFENSE SYSTEMS OF
                                         NEVADA, INC.
                                    SPECIALTY DEFENSE SYSTEMS OF
                                         PENNSYLVANIA, INC.
                                    SPECIALTY DEFENSE SYSTEMS OF
                                         TENNESSEE, INC.
                                    SPECIALTY MACHINERY, INC.
                                    SPECIALTY PLASTIC PRODUCTS OF
                                         DELAWARE, INC.

                                    By: /s/ Philip A. Baratelli
                                       -----------------------------------------
                                       Name: Philip A. Baratelli
                                       Title: Vice President and Secretary

                                       11

                                    EXHIBIT A

AHI Bulletproof Acquisition Corp., a Delaware corporation
ArmorGroup Services, LLC, a Delaware limited liability company
CDR International, Inc., a Delaware corporation
Network Audit Systems, Inc., a Delaware corporation
New Technologies Armor, Inc., a Delaware corporation
ODV Holdings Corp., a Delaware corporation
Simula, Inc., an Arizona corporation
Simula Aerospace & Defense Group, Inc., an Arizona corporation
International Center for Safety Education, Inc., an Arizona corporation
Simula Polymers Systems, Inc., an Arizona corporation
Simula Technologies, Inc., an Arizona corporation
AI Capital Corp., an Arizona corporation
Simula Transportation Equipment Corporation, an Arizona corporation
CCEC Capital Corp., an Arizona corporation
SAI Capital Corp., an Arizona corporation
ASD Capital Corp., an Arizona corporation
Hatch Imports, Inc., a California corporation
Kleen Bore, Inc. a Delaware corporation
Armor Holdings Aircraft, LLC, a Delaware limited liability company

                                    EXHIBIT B

Armor Holdings Governmental Relations, L.L.C., a Delaware limited liability company
Armor Holdings Information Technology, L.L.C., a Delaware limited liability company
The Specialty Group, Inc., a Pennsylvania corporation
Specialty Defense Systems of Delaware, Inc., a Delaware corporation
Specialty Plastic Products of Delaware, Inc., a Delaware corporation
Specialty Defense Systems of Tennessee, Inc., a Tennessee corporation
Specialty Defense Systems of Pennsylvania, Inc., a Pennsylvania corporation
Specialty Defense Systems of Kentucky, Inc., a Kentucky corporation
Specialty Defense Systems of Nevada, Inc., a Nevada corporation
Mt. Cobb Specialty, Inc., a Pennsylvania corporation
Specialty Machinery, Inc., a Pennsylvania corporation
Penn Fibre & Specialty Company of Delaware, Inc., a Delaware corporation
PFS Sales Company, a Pennsylvania corporation